EXHIBIT 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com

LITTELFUSE COMPLETES ACQUISITION OF C&K SWITCHES
CHICAGO, IL – July 19, 2022 – Littelfuse, Inc. (NASDAQ: LFUS), an industrial technology manufacturing company empowering a sustainable, connected, and safer world, today announced the completion of its acquisition of C&K Switches (“C&K”). C&K is a leading designer and manufacturer of high-performance electromechanical switches and interconnect solutions with a strong global presence across a broad range of end markets, including industrial, transportation, aerospace, and datacom.

“The combination of our companies significantly expands our technologies and capabilities, enabling us to deliver a comprehensive solutions offering to our broad customer base, across a wide range of vertical end markets," said Deepak Nayar, Senior Vice President and General Manager, Littelfuse Electronics Business. “Our businesses are highly complementary and enable us to leverage our collective go-to-market models and global footprints. It is a pleasure to welcome the C&K employees to the Littelfuse team, and we look forward to their contributions, as we continue to execute on our long-term growth strategy.”

C&K has annualized sales of over $200 million and will be reported within the company’s Electronics reporting segment.

Littelfuse financed the transaction consideration through a combination of available cash and debt.

A related slide presentation is available in the Investor Relations, News & Events, Presentations section of the company’s website at Littelfuse.com. Littelfuse will share additional details about C&K during the company’s second quarter of fiscal 2022 earnings conference call.

About Littelfuse
Littelfuse (NASDAQ: LFUS) is an industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 15 countries, and with approximately 17,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at Littelfuse.com.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse, Inc.’s ("Littelfuse" or the "Company") current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties, include, but are not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity and other raw material price fluctuations; the effect of Littelfuse’s accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; the risk that expected benefits, synergies and growth prospects of the C&K transaction may not be achieved in a timely manner, or at all; the risk that C&K’s business may not be successfully integrated with Littelfuse’s; the risk that Littelfuse and C&K will be unable to retain and hire key personnel; the risk that disruption from the transaction may adversely affect Littelfuse’s or C&K’s business and its relationships with its customers, suppliers or employees; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended January 1, 2022. Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended January 1, 2022, its Quarterly Report on Form 10-Q for the quarter ended April 2, 2022, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at http://www.sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

LFUS-A
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